                                                                   EXHIBIT 10.10



                               VESSEL CONSTRUCTION
                                    CONTRACT













































March 30, 2000                                                      Page 1 of 23

                                Table of Contents


Article                                                              Page No.
-------                                                              --------
1.    SUBJECT MATTER....................................................3

2.    PERFORMANCE BOND..................................................4

3.    CONSIDERATION AND PROGRESS PAYMENTS...............................4

4.    MASTER CONSTRUCTION SCHEDULE......................................5

5.    INVOICING.........................................................5

6.    INSPECTION, ACCESS, AND TESTS.....................................5

7.    TIME FOR COMPLETION...............................................6

8.    DELIVERY AND RISK OF LOSS.........................................7

9.    ALTERATIONS OR CHANGES............................................9

10.   INSURANCE AND INDEMNITY..........................................10

11.   TITLE TO THE VESSEL..............................................12

12.   DEFAULT..........................................................12

13.   PAYMENT OF SUPPLIERS AND WORKMEN.................................15

14.   ASSIGNMENT.......................................................15

15.   REPRESENTATIONS ABOUT COMMISSIONS................................15

16.   REGARDING WARRANTIES AND RELATED MATTERS.........................15

17.   ARBITRATION PROVISION............................................17

18.   NOTICES..........................................................17

19.   OWNER-FURNISHED EQUIPMENT........................................17

20.   TAXES............................................................17

21.   EFFECT OF WAIVER.................................................18

22.   CONTRACT EMBODIES ALL AGREEMENTS.................................18

23.   PATENTS..........................................................18

24.   USE OF PLANS AND SPECIFICATIONS..................................18

25.   CONSTRUCTION OF AGREEMENT........................................18

26.   CONTRACT EFFECTIVE DATE..........................................19

27.   APPENDIX A - TECHNICAL SPECIFICATIONS AND PLANS..................20

28.   APPENDIX B - MASTER CONSTRUCTION SCHEDULE........................21

29.   APPENDIX C - MODEL PERFORMANCE BOND..............................22

30.   APPENDIX D - UNIT RATES..........................................23

March 30, 2000                                                      Page 2 of 23

THIS VESSEL CONSTRUCTION CONTRACT(hereinafter referred to as "the Contract") is made and executed this __ day of ________; 2000, by and between BENDER SHIPBUILDING & REPAIR CO. INC. whose address is 265 S. Water St. Mobile Alabama 36601, (hereinafter called "Builder"), and Torch Deepwater Inc. whose address is 401 Whitney Avenue. Suite 400, Gretna. LA 70056, (hereinafter called "Owner").

                                   WITNESSETH:

1.  SUBJECT MATTER

Builder agrees to construct, complete, test and deliver the "Midnight Warrior" (hereinafter referred to as "Vessel" or the "Work") at its yard in Mobile, Alabama to Owner at Builder's dock. The Vessel is to be constructed in accordance with final detailed construction plans prepared by the Builder, based on Owner's specifications, preliminary drawings and appendices thereof, dated March 30th, 2000, which are made a part hereof, and approved by Owner. The final construction plans are hereinafter referred to as the "Plans", and the Technical Specifications are hereinafter referred to as the "Specifications". The Plans and Specifications are identified by the initials of the designated representatives of Builder and Owner. Any conflict between the requirements of the Contract, the Specifications, or the Plans shall be resolved by giving preference first to the terms of the Contract, and then to the Specifications, and then to the Plans.

Builder agrees to furnish at its expense all plant, labor, tools, equipment, and materials, all naval architecture, engineering and detailed working plans and drawings, and to obtain all licenses, permits, inspections, surveys, and approvals necessary for the construction of the Vessel.

The Vessel, when delivered, shall have the certificates listed in the Specifications under "Regulatory, Approvals and Certifications", as appropriate, all of which shall be procured by Builder at Builder's expense.

All certificates shall be procured in Owner's name.











March 30, 2000                                                      Page 3 of 23

2.  PERFORMANCE BOND

Builder agrees to furnish, at its own expense, a performance bond of an amount up to 100% of the Contract Price in favor of Owner, in form and substance, and with such surety as may be approved by Owner, MarAd or any other financial institution, as it may apply, as per model in Appendix C. The Contract Price mentioned in Article 3 here below includes the cost of such performance bond equal to 100% of the Contract Price.

3.   CONSIDERATION AND PROGRESS PAYMENTS

Owner agrees to pay Builder for the construction of the Vessel covered by this Contract the total sum of $36,258,856.00 (U.S. Dollars) (the "Contract Price"), payable as per Article 5.

Percentage complete is to be established through mutual agreement of Builder's Representative, and Owner's Representative.

Owner shall deduct 5% from each progress payment as "Retention" and deposit this amount in a bank mutually agreed between Owner and Builder. Any interest on this account shall be payable to Builder. Upon completion of the Work according to the Specifications and approval of the Classification Society, the Owner shall release this "Retention" in full to the Builder prior to the delivery of the Vessel. If a dispute arises, Article 17 ? Arbitration Provision shall apply.

It is agreed that progress payments shall be made by Owner to Builder within thirty (30) days of the Builder submitting an invoice to the Owner.

All payments shall be made by bank wire to Builder's bank account, or check as specified by Builder upon Contract execution.

It is specifically understood and agreed that the Contract Price will only be increased or decreased in strict accordance with the provisions of Article 9 hereof.

Owner's obligation to pay the aggregate sum set forth above shall be absolute, and not in any way dependent upon whatever financial commitments, Owner may have from others, whether or not the Vessel is lost or destroyed after delivery and acceptance, and regardless of any occurrence, happening or event of whatsoever nature which occurs after delivery of said Vessel. Builder shall not suffer or permit any liens, claims or encumbrances to be made or asserted against the Vessel in connection with the Work provided that Owner pays for the Work as contemplated hereby.

Builder will invoice Owner, and Owner will pay Builder a 10% down payment upon Contract execution. Progress Payments shall be made by Owner to Builder based on approved progress reports as per Master Construction Schedule.




March 30, 2000                                                      Page 4 of 23

Additional payments to the Contract Price may be due for Changes and Additions to the Work as defined in Article 7, hereunder.

Billing of approved Change Orders by Builder, and payment by Owner, shall be made monthly and payment by Owner will be made as mentioned herein. Article 3, for the Contract Price Progress Payments.

4. MASTER CONSTRUCTION SCHEDULE

The Master Construction Schedule has been established by Builder and is attached at Appendix B of the Contract. This Master Construction Schedule is primarily a GANT chart of the Vessel construction including about 300 tasks in the Master Construction Schedule and shows "critical path" tasks. Builder and Owner acknowledge that the Master Construction Schedule is based on information available as of the execution date of this Contract. As drawings are produced information available as of the execution date of this Contract. The Master Construction Schedule will evolve into a more comprehensive CPM schedule. The CPM schedule will be updated periodically during the course of the Work and the "critical path" tasks will change as the Work progresses, subject to Article 7 and 9. Attached to the Master Construction Schedule is a spreadsheet that allocates the Contract Price for each of the tasks in the Master Construction Schedule over 10,000 points. Each task is broken down between labor and material (material includes equipment and subcontractors). The point value of one point equals the Contract Price divided by 10,000.

At the end of each month Builder and Owner will agree on the progress achieved for each task component and derive the cumulative number of points earned by Builder.

5. INVOICING

The monthly invoice amount will equal the difference between the current month's cumulative points earned less the cumulative number of points earned at the end of the previous month. The points earned during the month will be multiplied by the point value calculated in accordance with Article 4 above, less 10% thereof.

6. INSPECTION, ACCESS, AND TESTS.

The detailed manner and method of performing the Work hereunder shall be under the control of Builder, Owner being interested only in the result obtained. Notwithstanding, Owner and its designated representatives shall be given a reasonable opportunity to inspect the Work and perform all tests it deems appropriate at all times during normal business hours. Builder will, upon notice in writing by Owner or its representative, correct any deficiencies or defects in the Work, irrespective of possible ABS/USCG prior acceptance of same. No inspection or testing shall affect in any manner any of the



March 30, 2000                                                      Page 5 of 23
thereof by Owner; provided, however, that Builder shall not be required to delay Work because of the absence of such representative.

Builder shall provide fully furnished offices, within walking distance from the Vessel, with communications and computer facilities for up to four (4) Owner Representatives and two (2) Standard Pick-up Trucks to be utilized within shipyard facilities at no cost to Owner.

7. TIME FOR COMPLETION

Builder shall deliver the Vessel on or before eighteen (18) months after Contract Effective Date as defined in Article 26 below.

If, at any time before actual delivery, the construction of the Vessel is delayed due to acts of the U.S. Government, foreign government, princes or rulers; war, blockade, revolution, insurrection, mobilization, civil commotion, or riots; strikes; Acts of God or the public enemy; plague or other epidemic, quarantines; freight embargoes; earthquakes, tidal waves, flood, typhoons, hurricanes or storms that result in damage to the Shipyard or Works of the Builder, or to the Vessel, or any part thereof; fire, flood, or other causes beyond the control of the Builder or its sub-contractors, as the case may be, ("Force Majeure"); then, subject to the next succeeding sentence, the time for delivery of the Vessel under this Contract shall be extended for a period of time which shall not exceed the total cumulated time of all such permissible delays. Force Majeure events giving rise to delay(s) lasting 24 hours or less shall not be considered a permissible delay. If any series of Force Majeure events occurs which are due to a single cause, then, in such case, all such events shall be treated as one event. Builder shall take all reasonable steps to minimize the effects of Force Majeure.

Delays on account of such causes as provided for in the previous paragraph shall be understood to be permissible delays and are to be distinguished from non-permissible delays on account of which the Contract Price of the Vessel is subject to adjustment, as provided for in the last paragraph of this Article.

All reasonable action shall be taken by the party claiming Force Majeure to remove or overcome the cause of Force Majeure and to minimize the effect of Force Majeure on the delivery date, such claiming party to act with all reasonable dispatch. Force Majeure shall not apply, however, to financial obligations otherwise due. Each party claiming Force Majeure shall maintain records thereof which shall be open to inspection by the other and each party claiming Force Majeure shall give notice to the other in writing within two (2) working days of learning of the existence of a Force Majeure event or development. Such notice shall include a new delivery date, which shall be no more distant than the previous delivery date plus the number of day(s) of actual Force Majeure


March 30, 2000                                                      Page 6 of 23
delay. It is further agreed by the parties that delays that do not affect the "critical path tasks" cannot be used to increase the price or extend the delivery date.

If and when the completion of the Vessel is delayed by Force Majeure, the stipulated delivery date may be extended by a period equal to the subsequent delay affecting the critical path tasks, unless otherwise agreed to in writing. The delivery date shall automatically be extended to the new delivery date unless the other party, within five (5) working days after receipt of notice of a Force Majeure event or development, shall state its objection in writing to so treating such event or development as Force Majeure, in which event the rights of both parties shall be preserved, and the burden shall be on the party claiming Force Majeure to establish its right to rely on, and its compliance with, the provisions of this section. It is understood and agreed that Builder has included normal rain days in its schedule and that rain days shall not be considered Force Majeure unless the number of rain days exceeds the mean number as established by the National Weather Service for the area of Builder's yard by more than ten (10) days during the period of the Contract.

Within thirty (30) calendar days after the Contract Effective Date hereof, Builder shall furnish Owner with a written schedule specifying the date upon which each item of material and equipment for the Vessel being furnished by someone other than Owner shall be delivered to Builder's yard(s). Permissible delays, as herein above defined, in delivery of material or equipment being furnished for the Vessel by someone other than Owner shall be calculated on the basis of said schedule.

Since time is of the essence for the delivery of the Vessel, should a delay in the delivery of the Vessel be due to causes within the control of Builder and not one of the excusable delays set forth in the paragraphs above, Owner shall not be excused from its obligation to accept and pay for said Vessel, but Owner shall be entitled to Liquidated Damages in the amount of $50.00 per calendar day from the 10th day after the scheduled date for delivery until the actual delivery date. Said Liquidated Damages shall in no event exceed 10% of the Price. It is agreed that the Vessel is considered to be complete in accordance with the Contract and ready for delivery if only minor items remain outstanding and if these items do not adversely affect the commercial utility or efficient and lawful operation of the Vessel (collectively, the "Minor Items") and Builder has agreed to correct such Minor Items in a timely manner.

8. DELIVERY AND RISK OF LOSS

Builder agrees to complete and deliver the Vessel in accordance with the Plans and Specifications, and after completion of reasonable and satisfactory local sea trials, as described in the Specifications and/or required by the Classification Society, and delivery to the specified port, on payment of the balance of the price by Owner to Builder, deliver the Vessel to the Owner free and clear of all liens, claims or other encumbrances, in a seaworthy condition and in accordance with the Plans and Specifications, at a safe berth floating alongside the dock. In the event Owner fails to sign such a written acceptance,



March 30, 2000                                                      Page 7 of 23
acceptance shall be conclusively presumed when Owner takes possession and control of the Vessel and departs the dock with the Vessel. Risk of loss shall pass to Owner upon documented delivery and acceptance.

Owner shall not unreasonably withhold acceptance of the Vessel, and shall notify Builder, in writing, within three (3) days of the completion of sea trials and inspections, of the exact nature of any defect or fault in construction which constitutes a refusal to accept such Vessel. Owner shall give Builder a reasonable time within which to correct such defect or fault not to exceed 30 days after receipt of written notice of same. Upon satisfactory correction of such defect or fault, Owner shall immediately accept the Vessel.

In the event Owner and Builder are unable to agree that the reason for refusing to accept the Vessel constitutes a fault or defect, Owner shall pay Builder the undisputed amount remaining outstanding, and shall deposit the disputed amount into an escrow account at a mutually acceptable financial institution, and the dispute shall be referred to arbitration as provided in Article 17 hereof.

Builder shall perform Vessel model tank tests to confirm that the ship basic design (hull and propulsion) is adequate to obtain the specified basic design speed. The Vessel motion, hydrodynamic characteristics, sea-keeping capability, stability and dynamic response (all as determined by response amplitude operators - RAOs) will be determined through model testing and non-linear time domain computer simulations. Such model tests and non-linear time domain computer simulations, will have to be undertaken under Builder's responsibility immediately after the Contract Effective Date and upon completion of hull line refinement no later than two (2) months after the Contract Effective Date.

If design confirmation is obtained, then Builder shall guarantee the 13 knots Vessel design speed. In the contrary, Owner will decide whether to accept the reduced speed that will result from the model tests and Builder shall guarantee the same. Alternatively, Owner and Builder will decide the course of action needed to reach the originally required speed and the revised Vessel design will be the subject of a Contract Change (Article 9 of Contract).

         (a) If the Vessel makes a speed of at least twelve and eight tenths (12.8) knots but less than thirteen (13) knots, Builder shall have the option of making corrections/changes as required to make the design speed or accepting payment of ninety nine per cent (99%) of the Price specified above.

         (b) If the Vessel makes a speed of at least twelve and one half (12.5) knots but less than twelve and eight tenths (12.8) knots, Builder shall have the option of making corrections/ changes as required to make the design speed or accepting payment of ninety eight per cent (98%) of the Price specified above.



March 30, 2000                                                      Page 8 of 23

         (c) If the Vessel makes a speed of at least twelve (12.0) knots but less than twelve and one half (12.5) knots, Builder shall have the option of making corrections/changes as required to make the design speed or accepting payment of ninety seven per cent (97%) of the Price specified above.

         (d) If the Vessel makes a speed of at least eleven and one half (11.5) knots but less than twelve (12.0) knots, Builder shall have the option of making corrections/ changes as required to make the design speed or accepting payment of ninety five per cent (95%) of the Price specified above.

         (e) If the Vessel makes a speed of at least eleven (11.0) knots but less than eleven and one half (11.5) knots, Builder shall have the option of making corrections/changes as required to make the design speed or accepting payment of ninety three per cent (93%) of the Price specified above.

Sea trial procedures will be developed by Builder on the basis of Guido Perla & Associates relevant Standard Specifications and SNAME Technical Research Bulletin 3-47 Guide for Sea Trials.

Furthermore, upon assessment by Owner of the Builder's report on the mentioned model tank tests and non-linear time domain computer simulations, Owner may require certain modifications of the Vessel basic design to alter the Vessel motion, hydrodynamic characteristics, sea-keeping capability, stability or dynamic response. Any such modifications will also be the subject of a Contract Change Order (Article 9 of the Contract).

9. ALTERATIONS OR CHANGES

If during construction of the Vessel, Owner desires to make any additions to, deductions from, or alterations in the Plans and/or Specifications, Owner's representative shall give notice in writing to Builder specifying in detail the changes proposed by Owner. Change Orders proposed by Owner must be mutually agreed upon by Owner and Builder, and Builder shall have no obligation to perform said changes unless a Change Order is signed by the Owner and the Builder and said Change Order must specify:

         (a) Details of change proposed, including reference to new Plans and/or Specifications, if any;

         (b)      The value of the Change Order, positive or negative; and

         (c) The number of days by which the delivery date of the Vessel shall be increased or decreased as per Change Order. Changes that do not affect the Master Construction Schedule's critical path cannot be used to extend the delivery date.

Should the regulatory agencies' rules and regulations referred to in the Technical Specifications, or the interpretation thereof, written and officially published by the following organizations:

International Maritime Organization "IMO", Maritime Safety Committee "MSC", United States Coast Guard NVIC "USCG NVIC", International Association of Classification Societies "IACS", when relevant and applicable, be altered


March 30, 2000                                                      Page 9 of 23
or changed after the Contract Execution Date, then such change(s) will be the subject of a Change Order to the extent they affect the design and/or construction of the Vessel.

In the event that the parties cannot agree upon the cost of such changes, Owner will pay such changes by application of the Unit Rates for Procurement of Materials, Unit Rates for Itemized Work, Unit Rates for Labor or for Equipment as attached to this Agreement in Appendix D at its discretion.

10. INSURANCE AND INDEMNITY

Risk of loss of the Vessel shall be with the Builder until delivery.

A. Builder shall procure, at its expense, Builder's Risk insurance covering the Vessel and the Work (including Owner Furnished Equipment insured while located in Builder's yard) to its full value. The Builder's Risk policy shall be under the latest full American Institute Builder's Risk form including the Protection and Indemnity and the SRCC endorsement. The policy shall name Owner as additional assured and provide that payment of all losses shall be payable to the Owner, all progress payments made to Builder and the cost of any losses of Owner Furnished Equipment or materials destroyed as a result of such loss.

B. Builder hereby agrees to indemnify, defend and hold harmless Owner, its officers, employees, agents, and affiliates from and against any and all claims, demands or causes of action, by any and all third parties, arising out of or in any way connected with, directly or indirectly, the performance by the Builder of this Contract, for damages for death or injury to any person or loss of or damage to property, of any and all third parties, howsoever arising, and whether based in whole or in part on any negligent act or omission of Owner; provided, however, Builder shall not be required to defend, hold harmless and indemnify Owner for any claims caused by the sole negligence of Owner. Provided further, the foregoing indemnity shall be limited to the insurance coverages and limits set forth in paragraph C immediately following.

C. Builder further agrees to procure and maintain, at its sole cost and expense, insurance to fully cover all of its obligations set forth in this Contract, which shall include, but not be limited to, the following:

         1. Worker's Compensation Insurance at statutory amounts, endorsed to include the Longshoreman and Harbor Worker's Compensation Act coverage, with alternate employer and borrowed servant endorsements in favor of Owner. However, the alternate employer and the borrowed servant endorsements shall not operate to grant assured or additional assured status to Owner.

         2. Employers' and Maritime Employers' Liability insurance with alternate employer and borrowed servant endorsements in favor of Owner, in the minimum amount of $1,000,000 per occurrence covering injury to or death of any employee which may be outside the scope of the workmen's compensation statute in the area where the Work is performed. However, the alternate employer and the borrowed



March 30, 2000                                                     Page 10 of 23
                  servant endorsements shall not operate to grant assured or additional assured status to Owner.

         3. Comprehensive General Liability insurance, with the watercraft and care, custody and control exclusions deleted throughout, in the minimum amount of $1,000,000 per occurrence for bodily injury, personal injury and property damage and subject to a $2,000,000 general aggregate. Such insurance shall specifically cover the contractual liabilities and indemnities herein assumed by Builder and shall include "Action Over/Indemnity Buyback", "Products and Completed Operations Liability" and "Shiprepairer's Liability" provisions or endorsements.

         4. Automobile Liability insurance covering owned, non-owned, and hired automotive equipment in the minimum amount of $1,000,000 combined single limit for bodily injury or property damage.

         5. Excess liability insurance in the amount of $20,000,000 above the coverages in (2) through (4) above.

         6. If Builder uses any vessel in connection with its Work for Owner, Builder is required to maintain the following coverages with respect to such vessels:

                  a. Hull and Machinery Insurance on each vessel per the American Institute Hull clauses (June 2, 1977) or equivalent, covering fire explosions and marine perils, together with full four-fourths collision and running down clause [including Tower's Liability Insurance per the American Institute Tug Form (August 1, 1976) or equivalent, if the vessel is a tug] in an amount equal to the full insurable value of the vessel.

                  b. Primary Protection and Indemnity Insurance and Excess Protection and Indemnity Insurance per the SP-23 Form (Revised 1/56) or equivalent including excess Collision (and excess Tower's Liability Insurance, if the vessel is a tug) with limits of liability not less than $10,000,000 each accident on each Vessel.

All such insurance policies shall name the Owner as additional assured (with the exception of the Worker's Compensation and Employers' and Maritime Employers' Liability coverages) with a waiver of subrogation, provided that there is no recourse to Owner for the payment of premiums, deductibles or other charges, and be endorsed to be primary as respects any other insurance carried by Owner, and any "other insurance" or "cover elsewhere" clauses are to be deemed deleted as to Owner.

All such policies shall be upon such terms and with such insurers and underwriters as are acceptable to Owner, and shall provide not less than thirty
(30) days written notice to Owner of any cancellation, failure to renew, or of any material change in coverage. Further, the Comprehensive General Liability policies of Builder shall delete any provisions that might exclude coverage to Owner for claims by Builder's employees on the grounds of that employment relationship.


March 30, 2000                                                     Page 11 of 23

It is further agreed that the additional assured status and subrogation waivers shall be enforceable even if the contractual defense and indemnity obligations assumed by Builder under this Contract are invalidated or unenforceable by application of any state or federal law, including without limitation, the Longshoremen and Harbor Workers Compensation Act.

All premiums and deductibles shall be for Builder's sole account.

11. TITLE TO THE VESSEL.

Title and right to possession of the Vessel and all materials, equipment and machinery purchased for the Vessel are to be vested in Owner at all stages of construction subject to security interest in favor of Builder against the Vessel, material, equipment and machinery for all amounts due from owner to Builder. Builder shall identify, segregate and label all such materials, equipment and machinery.

12. DEFAULT

If any of the following events shall occur:

         (a) The Owner shall fail to make any payment when due under the Contract or fail to accept delivery of the Vessel completed in accordance with the Contract and such failure shall continue for more than fifteen (15) days after the Builder shall have given written notice thereof to the Owner; or

         (b) The Owner or Builder shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file a petition or answer seeking any composition, readjustment, liquidation, dissolution or similar relief for itself under any federal, state or other law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its assets, or shall make any general assignment for the benefit of creditors, or shall liquidate or dissolve; or

         (c) Further to above, if a petition shall be filed against the Owner or Builder seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under any federal, state or other law or regulation, and such petition shall remain undismissed or unstayed for an aggregate of thirty (30) days, or if any trustee, receiver or liquidator of the Owner or Builder or of all of any substantial part of its properties shall be appointed without the consent or acquiescence of the Owner or Builder and such appointment shall remain unvacated or unstayed for an aggregate of thirty (30); or



March 30, 2000                                                     Page 12 of 23

         (d) Builder shall fail to prosecute the Work with diligence, in accordance with the Master Construction Schedule, made part of the Contract, hereto as Appendix B or otherwise to comply substantially with all of its obligations under this Contract (except and to the extent that such failure is due to Force Majeure or Excusable delays) and such failure shall continue for more than five (5) calendar days after the Owner shall have given written notice thereof to Builder;

Then in any such event:

1.       Action By Owner Upon Default

         In the event of Builder's default, and Owner's election to have all or part of the Work completed, the Builder, at Owner's option, shall (i) assign such subcontracts and orders for material, services, and supplies to be used in the performance of the Work to the Owner as the Owner may direct and (ii) pay to the Owner the amount by which the total costs to the Owner of completing the Work, plus all amounts paid to the Builder hereunder, exceeds the total Contract Price, as adjusted hereunder; provided, however, that in computing the amount, if any, to be paid by the Builder to the Owner, appropriate adjustment shall be made for Change Orders.

         In the event of Builder's default, and if the Owner shall elect not to complete the Vessel, the Owner, at any time within one hundred and twenty (120) days, (but not less than sixty (60) days, unless the parties agree otherwise), from the date of termination hereunder, may sell the partially completed Vessel, work-in-process, materials, articles of machinery, outfit and equipment and supplies, together with all Plans, Specifications, calculations and other records required for the construction or equipment thereof. The sale shall be public, (unless the parties agree otherwise), and shall be made free from any equity of redemption and without appraisement or valuation and shall be conducted in the manner determined by the Owner. Any purchaser at any such sale shall be given reasonable time, not less than sixty (60) days from the date of sale, within which to remove from the Builder's Shipyard the Vessel, work-in-process, materials, articles of machinery, outfit, equipment and supplies purchased. The Owner may become a purchaser at such a sale. The proceeds of the sale shall be applied, first, to payment of all costs and expenses, including reasonable attorney's fees incurred by the Owner or its assigns in making such sale; secondly, to reimbursement of the Owner for payments theretofore made by the Owner, if any, to the Builder on account of the Vessel, and, thirdly, to payment of any damages, demands or deficiencies arising by reason of default of the Builder. The remaining proceeds, if any, shall be paid over to the Builder. In the event the proceeds of the sale shall not be sufficient to pay the first, second and third items, as above set forth, the difference shall be paid to the Owner by the Builder or the Builder's surety or guarantor.

         The failure of the Owner to exercise the rights conferred upon it hereunder in any one or more instances of the occurrence of an event of default, as hereinabove



March 30, 2000                                                     Page 13 of 23
         defined, shall not constitute a waiver of the Owner's rights under the Contract, as herein provided, in the event of any subsequent Builder's default.


2.       Actions by Builder Upon Default:

         If any event of default specified in this Article 12 has not been cured by Owner within thirty (30) days following Owner's receipt of notice of default, the Builder shall have an option to:

         (i) suspend work on the Vessel under the Contract until such default is cured by Owner paving any payments in default plus interest at a floating rate per annum equal to the Prime Rate, published in The Wall Street Journal during the period for which such calculations are made plus two percent, computed from the due date of such installment to the date when the Builder has received the payment;

         (ii) continue to perform the Contract provided the Owner shall remain liable to pay any payments in default plus interest at a floating rate per annum equal to the Prime Rate, published in The Wall Street Journal during the period for which such calculations is made plus two percent, computed from the due date of such installment to the date when the Builder has received the payment; or

         (iii) terminate the Contract by giving notice to the Owner without prejudice to all claims of the Builder for the proved loss and damages caused by such Owner's default, and any lien or property right of Owner in and to the Vessel and to any material, parts or equipment thereof, including Owner's Supplies at the Shipyard and not yet utilized in the construction of the Vessel, shall forthwith cease, and the Vessel and any parts or equipment thereof, including Owner's Supplies, shall become the sole property of the Builder, provided, that any proceeds thereof obtained at the public auction or at private sale by the Builder shall be applied by the Builder for mitigation of the damages caused by the Owner's default. In the event progress payments paid by the Owner, and the proceeds from the public auction or the private sale as aforesaid are insufficient to adequately compensate the Builder for the proved loss or damages which the Builder has sustained from the Owner's default, the Owner shall be liable for and shall pay the Builder additional compensation to cover such loss or damages. If the proceeds of the sale are more than what the Builder can prove as its loss and/or damages, any amounts in excess of Builder's proven loss and/or damages shall be paid by the Builder to the Owner by immediate transfer of funds.



March 30, 2000                                                     Page 14 of 23

13. PAYMENT OF SUPPLIERS AND WORKMEN

Builder warrants that Builder will pay its suppliers and workmen on time for all materials, equipment and labor which go into the construction of the Vessel and that its books and records reflecting that these debts are kept current will be made available for reasonable inspection by the Owner. Builder also warrants that, insofar as is reasonably practical, all equipment and materials purchased for use in the construction of the Vessel will be marked, tagged or stored in such a manner that they may be readily identifiable as destined for use in the Vessel.

14. ASSIGNMENT

The Contract may not be assigned by Owner or Builder without the prior written consent of the other; with the exception of MarAd or any other financial institution.

15. REPRESENTATIONS ABOUT COMMISSIONS

Owner and Builder both represent that no commission, finders fees or similar fees are due or owing to any third party in connection with the Contract or the procurement thereof. Should any third party claim any such fee as a result of any alleged prior agreement between Owner or Builder and such third party, Owner or Builder, as the case may be, agrees to indemnify, protect and hold the other harmless from and against any such claim or claims.

16. REGARDING WARRANTIES AND RELATED MATTERS

(A) Builder warrants that the Vessel will be built in accordance with the Plans and Specifications in a good and workmanlike manner and that all labor and installations made shall meet the requirements and standards described in the Specifications, and all materials and equipment used by Builder and incorporated into the Vessel, except those specified or furnished by Owner, shall be of the quality set forth in the Specifications. If at any time within one year (365 days) after delivery of the Vessel there shall appear or be discovered in such Vessel any defect in any Builder furnished workmanship or material (hereinafter called a "Construction Deficiency"), such Construction Deficiency shall be made good, at Builder's expense, to the requirements of the Plans and Specifications.

         Builder shall be responsible for the cost of correcting any such Construction Deficiency only to the extent that the same resulted from defective workmanship or material and not, for instance, from ordinary wear and tear, or the negligence or improper act of Owner or any other person other than the Builder or its subcontractors. Any work required to be performed to correct a Construction



March 30, 2000                                                     Page 15 of 23

         Deficiency for which Builder is liable hereunder shall be carried out at Builder's shipyard, if practical.

         Where, because of geographical distance involved, it would be impractical to return the Vessel to Builder's yard for repairs or replacements under this warranty, Owner may contract to have such work performed by another shipyard or ship repair facility, and Builder shall be responsible only for a sum representing no more than the cost of corrections at straight time commercial shipyard or ship repair yard rates charged by Builder or prevailing on the coast of the Gulf of Mexico. In the event Owner elects to have any work required to be performed to correct a Construction Deficiency, it is an express condition precedent of this warranty that Builder must be notified three (3) days prior to the commencement of work unless the work shall be of an emergency nature to prevent further damage or to complete a critical operation to the Vessel at sea, in which case repairs may be started immediately and Builder must be notified not later than Noon on the next business day.

         Such notification shall include description of the Construction Deficiency, location of the Vessel and the company selected to perform the work. Builder shall not be liable for any alleged Construction Deficiency of which it is not notified in writing within or before five
         (5) days following the end of the one year (365 day) guarantee period. The one year (365 day) construction warranty constitutes Builder's sole warranty and legal obligation with respect to the quality, design, manufacture or fitness of the Vessel.

(B) Builder shall not be liable, under any theory of liability whatsoever, including, but not limited to, express or implied warranty, negligence or manufacturer's strict liability under the General Maritime Law or the law of any state or country whatsoever, for contingent, consequential or incidental damages, such as, but not limited to, any claim for "down time", loss of earnings or damage to the Vessel or cargo but shall be liable only for making good the Construction Deficiency or pay cost of same, as set forth in paragraph (A) of this section.

(C) It is expressly provided that Builder DOES NOT WARRANT machinery, equipment and fittings purchased by Builder for installation in the Vessel, but hereby extends and assigns the manufacturer's and/or supplier's warranty or guarantee, if any, to Owner. Builder will, however, be responsible for proper installation of said equipment purchased by Builder and installed in the Vessel under supervision and direction of manufacturer's representative.

(D) EXCEPT AS HEREIN SET FORTH IN THIS ARTICLE 15, BUILDER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND PARTICULARLY DOES NOT MAKE ANY IMPLIED WARRANTIES OF FITNESS FOR PARTICULAR PURPOSE, MERCHANTABILITY OR WORKMANSHIP WITH RESPECT TO THE VESSEL



March 30, 2000                                                    Page 16 of 23

17. ARBITRATION PROVISION

1. Disputes arising prior to delivery of the Vessel concerning the Specifications, Plans, any milestone event and other technical disputes related to the construction of the Vessel shall be resolved by arbitration as set forth in this paragraph. The arbitration shall be in New Orleans, Louisiana before the Houston Manager of the Lloyds Register of Shipping (or his designee) (the "Technical Arbitrator"). The Technical Arbitrator shall promptly arbitrate such dispute, and any expense of the Technical Arbitrator and the parties attorneys' fees in connection with the resolution of such technical disputes shall be paid by the party against whom the adverse decision is rendered. In the event the Technical Arbitrator is unable or unwilling to examine or adjudicate upon the matter in dispute, such dispute shall be referred to arbitration as provided in Clause 17-2.

2. The parties agree that all other disputes under the Contract will be resolved by binding arbitration under the auspices of the American Arbitration Association (AAA) in New Orleans, Louisiana. All disputes, controversies or differences which may arise between Builder and Owner out of or in relation to or in connection with the Contract, or for the breach thereof, shall be finally settled by arbitration. Arbitrators shall be commercial men familiar with shipbuilding practices, with each side choosing one arbitrator and the two arbitrators then choosing the third. In the event that the two arbitrators are unable to agree on an umpire, the Chief Judge of the United States District Court for the District of New Orleans shall appoint the umpire. It is mutually agreed that New Orleans, Louisiana, shall be and it is hereby designated as the place for conducting any such arbitration.

18. NOTICES

All notices shall be sent to the respective address of Owner and Builder set forth above, unless Owner or Builder notifies the other in writing of a change of address in which event the notices shall be sent to the changed address.

19. OWNER-FURNISHED EQUIPMENT

All Owner-furnished equipment and information, if any, must be delivered F.O.B. Builder's yard(s) at Mobile, Alabama, in accordance with Section 1 of the Specifications.

All Owner Supplied Equipment shall be stored at no cost to Owner (estimated space: 10,000 sqft). Some equipment may require climate controlled storage or covered space (estimated: 2,000 sqft).

20. TAXES

Builder shall pay all local, state and federal taxes measured by Builder's receipts or income, and all withholding, worker's compensation, social security or old age benefits, and any other taxes, changes, assessments and contributions of any kind now or


March 30, 2000                                                     Page 17 of 23
hereinafter imposed upon, or with respect to or measured by the wages, salaries, or other remuneration paid to persons employed in connection with the performance of this Contract.

21. EFFECT OF WAIVER

No waiver by either party hereto of any default by the other in the strict and literal performance of or compliance with any provision, condition, or requirement herein shall be deemed to be a waiver of the strict and literal performance of and compliance with any other provision, condition, or requirement herein, nor to be a waiver of, or in any manner release such other from, strict compliance with any provision, condition, or requirement in the future.

22. CONTRACT EMBODIES ALL AGREEMENTS

The Contract embodies all agreements between the parties hereto and any promises, agreements, representations, or obligations which may have been previously made or undertaken by either party and not set out herein are canceled and shall be of no further force or effect.

23. PATENTS

Builder agrees to protect and hold harmless Owner against claims of third persons for damage sustained by reason of the infringement of any patent rights with respect to the design, materials, processes, machinery and equipment selected and used by Builder in the construction of the Vessel.

24. USE OF PLANS AND SPECIFICATIONS

The Specifications, Contract Plans and Builder's working and construction drawings as of the Vessel, as approved by Classification Society are and shall remain the property of Owner.

25. CONSTRUCTION OF AGREEMENT

The Contract shall be governed by and construed in accordance with the General Maritime Law of the United States. In the event such law is found inapplicable with respect to the issues presented in a particular interpretation of the Contract, then the Contract shall be governed by and construed in accordance with the law of the State of Louisiana.



March 30, 2000                                                     Page 18 of 23

26. CONTRACT EFFECTIVE DATE

The Contract will become effective at the date when all conditions here below are fulfilled ("The Contract Effective Date"):

    o    MarAd has approved Builder and the Contract,

    o    Owner has secured construction financing for the Contract,

    o    Builder has submitted the requested performance Bond to Owner (Article
         2); and

    o    Builder has received the Contract 10% down payment from Owner (Article
         3).

If the above conditions are not fulfilled within (ninety) 90 days of the Contract execution date then the Contract will become null and void unless the parties agree otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed, this the day, month and year first herein above mentioned.

WITNESSES:                              BUILDER:
                                        Bender Shipbuilding & Repair Co., Inc.

/s/ Brian K.                            By: /s/ T.B. Bender, Jr.
------------------------                   ------------------------------------

/s/ William J. Blackwell                Its: Pres.
------------------------                     ----------------------------------


WITNESSES:                              OWNER - Torch Deepwater, Inc.


/s/ Lana J. Hingle                      By: Lyle G. Stockstill
------------------------                    -----------------------------------

/s. Patrice Chemin                      Its: C.E.O
------------------------                    -----------------------------------


March 30, 2000                                                     Page 19 of 23

27. APPENDIX A   TECHNICAL SPECIFICATIONS AND PLANS





























March 30, 2000                                                     Page 20 of 23

28. APPENDIX B   MASTER CONSTRUCTION SCHEDULE



































March 30, 2000                                                     Page 21 of 23

Midnight Warrior Construction Contract


29. APPENDIX C - MODEL PERFORMANCE BOND


























March 30, 2000                                                     Page 22 of 23

30. APPENDIX D    UNIT RATES


























March 30, 2000                                                     Page 23 of 23

Torch Deepwater, Inc.
Mr. Patrice Chemin
President
401 Whitney Avenue, Suite 400
Gretna, LA 70056

                                                               Gretna, Louisiana
                                                                   June 28, 2000

REF: Memorandum of Agreement to extend the validity of that certain vessel construction contract to build the Midnight Warrior between Bender Shipbuilding and Repair Co., Inc. and Torch Deepwater, Inc. executed on March 30, 2000, from June 28, 2000 to September 28, 2000.

Dear Patrice,

This is to confirm to you that we agree to extend the validity of the above-mentioned contract to September 28, 2000, subject to our mutual agreement on the items of additional cost that has resulted from the extension. The mutual decision as to the items of cost and their amount shall be determined within the next 30 days from the above date, as per appendix A.

Please signify your agreement to the above by signing in the space provided below.

Yours truly

/s/ FRANC G. TERRIELL JR.

Bender Shipbuilding and Repair Co., Inc.
Franc G. Terriell Jr.
Vice President

Accepted and agreed this 28 day of June, 2000.

By: /s/ Patrice Chemin

                           [TORCH OFFSHORE LETTERHEAD]

Bender Shipbuilding and Repair
265 South Water Street
Mobile, AL  36603

Our reference: ENG-BEN-LE-006                                 September 25, 2000

Attention: Bob Shanks

Subject: Midnight Warrior Construction Contract dated March 30, 2000.

Dear Sirs,

With reference to our fax Eng-Ben-Fx-005 dated September 7, 2000, your letter #1-7070-007 dated September 7, 2000 and our meeting of today, we confirm Torch Deepwater Inc. agreement to the $781,213 additional increase of the Midnight Warrior construction price requested by Bender Shipbuilding and Repair for extending from 182 days to 266 days the period of time mentioned at Article 26 - Contract Effective Date of the above mentioned contract.

For the sake of good order the Contract Price (Article 3, Consideration and Progress Payment) becomes $37,909,427 and the Contract validity is extended until December 31, 2000 (Article 26, Contract Effective Date) by the mutual agreement of Builder and Owner.

Therefore, we would be glad to receive your confirmation of this agreement by returning a signed copy of this letter to Torch.

Sincerely yours,


/s/ Lyle Stockstill                             /s/ T.B. Bender, Jr.
Lyle Stockstill                                 Bender Shipbuilding and Repair
Chairman and CEO

                   [BENDER SHIPBUILDING AND REPAIR LETTERHEAD]

                                                          Telecopier Cover Sheet

To:    Vincent Lecarme                     From: Tommy Jackson
       Torch Offshore, L.L.C.

Date:  27 December 2000

Fax:   504/367/7075                        No. of Pages: 1, Including this page.
                                                  If you have not received all
                                                  of these pages, please call.

Subj:  Midnight Warrior Construction Contract dated March 30, 2000

Dear Vincent,

As per telephone conversation today, this is to confirm the cancellation of our scheduled meeting on December 28, 2000.

For the sake of good order, the contract price of $37,909,427.00 (letter of September 25, 2000) and the contract validity is extended until 10 January 2001.

Therefore, we would be glad to receive your confirmation of this agreement by returning a signed copy of this letter to Bender.

Regards,

BENDER SHIPBUILDING & REPAIR CO., INC.

/s/ H. Tommy Jackson
H. Tommy Jackson                                    Read and agreed to:

                                                    By: /s/ Vincent Lecarme
                                                       --------------------
                                                       Vincent Lecarme
SN-8403
                                                    Date: 12-27-00
                                                         ------------------

                           [TORCH OFFSHORE LETTERHEAD]

Bender Shipbuilding and Repair
265 South Water Street
Mobile, AL 36603

Our reference: ENG-BEN-LE-009                                    January 9, 2001

Attention: Bob Shanks

Subject: Midnight Warrior Construction Contract dated March 30, 2000.

Dear Sirs,

With reference to our fax Eng-Ben-Fx-005 date December 7, 2000, your letter dated December 7, 2000 and our exchange of e-mails of today, we confirm Torch Deepwater Inc. and Bender Shipbuilding and Repair agreement for extending from 266 days to 405 days the period of time mentioned at Article 26 - Contract Effective Date of the above mentioned contract at no cost to Torch Deepwater Inc.

For the sake of good order the Contract Price (Article 3, Consideration and Progress Payment) is $37,909,427 and the Contract validity is extended until May 10, 2001 (Article 26, Contract Effective Date) by the mutual agreement of Builder and Owner.

Therefore, we would be glad to receive your confirmation of this agreement by returning a signed copy of this letter to Torch.

Sincerely yours,


/s/ Lyle Stockstill                              /s/ T.B. Bender, Jr.
Lyle Stockstill                                  Bender Shipbuilding and Repair
Chairman and CEO                                 PRES & CEO

                                   Page 1 of 1